Exhibit 10.11.2

Forbearance Agreement

This Forbearance Agreement (the “Agreement”), effective as of May 22, 2023 (the “Effective Date”) is entered into by and among Stearns Bank National Association, a national banking association (“Lender”), Leander Associates LTD, a Texas limited partnership (“Borrower”) and James T. Walesa, a resident of the state of Texas (“Guarantor;” together with Lender and Borrower, each a “party” and collectively the “parties).

Recitals

A.	Lender and Borrower entered into that certain Business Loan Agreement, dated as of February 10, 2022 (the “BLA”), whereby Lender agreed to provide to Borrower a loan in the original principal amount of $805,000.00 (the “Loan”), as evidenced by that certain Promissory Note, dated as of February 10, 2022, in the stated principal amount of $805,000.00 executed by Borrower in favor of Lender (the “Note”);

B.	The Loan is secured by, among other things, a Deed of Trust (the “Deed of Trust”) on commercial property located at 301 S. Bagdad Road, Leander TX 78641 (the “Property”) and duly recorded with the official records of Williamson County, Texas as Document No. 2022018782, an Assignment of Rents (the “Assignment of Rents”) duly recorded with the official records of Williams County, Texas as Document No. 2022018783 and a first lien on Borrower’s business assets and fixtures (the “Personal Property;” together with the Deed of Trust and Assignment of Rents, the “Collateral”);

C.	In connection with the Loan, the Guarantor executed a commercial guaranty dated as of February 10, 2022 in favor of Lender (the “Guaranty”) absolutely and unconditionally guaranteeing to Lender the payment and satisfaction of the indebtedness (as defined in the Guaranty) and the performance and discharge of all of Borrower’s obligations under the Note and other loan documents;

D.	The BLA, the Note, the Deed of Trust, the Assignment of Rents, the Guaranty and all other documents evidencing, securing or guaranteeing the Loan, as amended from time to time, shall be referred to herein as the “Loan Documents;”

E.	The Loan matured on February 10, 2023 (the “Maturity Date”).

F.	Borrower failed to repay the Loan in full on the Maturity Date and, as a result, an Event of Default exists and is continuing under the Loan and the Loan Documents (the “Identified Default”);

G.	As a result of the Identified Default, Lender is entitled to exercise, without further notice, any or all of its rights and remedies under the Loan Documents, at law or in equity;

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H.	Borrower has requested Lender to forbear from the exercise of such rights and remedies solely with respect to the Identified Default and allow Borrower opportunity to satisfy its obligations under the Loan Documents. Lender is willing to do so subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and each Guarantor agree as follows:

Agreement

1.	General Acknowledgements.

a.	Recitals. Borrower and Guarantor acknowledge and agree that the Recitals, as set forth above, are true and correct statements of fact and are hereby incorporated into this Agreement as express terms and conditions.

b.	Validity of Loan Documents; Reaffirmation of Obligations. Borrower and Guarantor reaffirm the validity, binding effect, and enforceability of the Loan Documents, as modified by the terms of this Agreement, in addition to all other documents, agreements, or liens executed in conjunction therewith, all of which are reaffirmed by Borrower and Guarantor in their entirety and incorporated into this Agreement by reference.

c.	Acknowledgment of Default. Borrower and Guarantor acknowledge that they are in default of their obligations to Lender under the Loan and Loan Documents because of the Identified Default. Borrower and Guarantor further acknowledge and agree that, as a result of the Identified Default, Lender is entitled to pursue its legal rights and remedies under the Loan Documents without further notice or demand, including, without limitation, foreclosure of the Deed of Trust.

d.	Confirmation of Indebtedness.

i.	Borrower and Guarantor acknowledge and agree that, as of the Effective Date, Borrower is truly and justly indebted and obligated to Lender under the Note for payment of $873,521.56, which is comprised of $805,000.00 in principal, $35,403.36 in interest, and $40,966.95 in late fees (collectively, the “Indebtedness”). The Indebtedness is exclusive of attorney fees incurred in connection with the negotiation or preparation of this Agreement. Borrower and Guarantor acknowledge and agree that the entire Indebtedness is due to Lender without any offsets, deductions, claims, counterclaims, defenses, disputes or recoupment of any kind and shall be paid to Lender in accordance with the terms of this Agreement.

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ii.	Borrower and Guarantor acknowledge and agree that, as of the Effective Date, the Loan has accrued late fees totaling $40,966.95 (hereinafter, the “Deferred Late Fee”) in accordance with the terms of the Note and other Loan Documents. Borrower and Guarantor acknowledge, agree and confirm that all late fees accruing on the Loan, including the Deferred Late Fee, are due and payable to Lender on the New Maturity Date, as defined below, without any offsets, deductions, claims, counterclaims, defenses, disputes or recoupment of any kind.

iii.	Until the Loan is paid in full, the Indebtedness will continue to accrue interest, late fees, and other charges pursuant to the terms of the Loan Documents.

e.	Good Faith. The parties acknowledge and agree that this Agreement has been negotiated in good faith.

2.	Forbearance.

a.	Forbearance Period; Termination. Subject to the terms and conditions set forth in this Agreement, and without prejudice or waiver of any rights or remedies it may have under the Loan Documents, at law or in equity with respect to any other Event of Default, Lender hereby agrees to forbear from exercising its rights and remedies with respect to the Identified Default from the Effective Date until September 30, 2023 (the “Forbearance Period”); provided, however, that in the event of an Event of Default (other than the Identified Default), Lender may immediately terminate this Agreement and exercise all or any of its rights and remedies under the Loan Documents without prior notice to Borrower and Guarantor.

b.	Reservation of Rights. Borrower and Guarantor acknowledge and agree that, under the terms of the Loan Documents as well as applicable law, Lender has various rights and remedies with respect to the Identified Default, and Lender is presently evaluating all available courses of action. Accordingly, without waiving the Identified Default, Lender reserves all of its rights and remedies under the Loan Documents, at law and in equity which may be available to Lender as a result of the Identified Default, including the right to require strict compliance with each and every term and condition of the Loan Documents. Lender’s voluntary forbearance is not intended to be, and shall not be construed as, a waiver of the Identified Default or a waiver of Lender’s rights and remedies with respect to it, all of which are expressly reserved. Any failure or delay by Lender in exercising any right, power or remedy under the Loan Documents or its acceptance of partial performance or partial payments shall not (i) operate as a waiver of such right, power or remedy, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy and (ii) be sufficient, by itself or together with any other action or inaction by Lender, to establish a course of dealing or course of conduct by Lender (with any such prior courses of dealing or conduct, if any, hereby terminated).

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c.	Effect of Termination. Borrower and Guarantor expressly acknowledge and agree that the effect of Lender’s termination of this Agreement, or Borrower’s failure to satisfy all of its obligations under this Agreement prior to the expiration of the Forbearance Period, will be to permit Lender to immediately, without prior notice to Borrower or Guarantor, exercise all rights and remedies available to Lender under the Loan Documents, at law or in equity. Lender will have no obligation whatsoever to further extend the maturity date of the Loan, waive any Events of Default, defer any payments or further forbear from exercising its rights and remedies. Time is of the essence in connection with Borrower’s performance under this Agreement.

3.	Modification and Repayment Terms. Lender, Borrower and Guarantor agree as follows:

a.	Initial Payment. On or before June 15, 2023, by no later than 2:00 p.m. Central Standard Time, Borrower shall pay Lender $27,554.61 (“Past-Due Payment”), which amount represents the past-due interest due on the Loan as of April 19, 2023.

i.	Lender will defer $7,848.75 in past-due interest accruing on the Loan between April 20, 2023 and May 22, 2023 (the “Deferred Interest”). The Deferred Interest will be due on the New Maturity Date (as defined below) or at the time the Loan is paid in full, whichever occurs first.

b.	Past-Due Taxes. On information available to Lender, there are past due taxes or assessments due in connection with the Property totaling approximately $20,190.70. On or before July 5, 2023, Borrower shall pay all outstanding, unpaid, or delinquent taxes, liens, assessments or other charges of any kind or character, including penalties or interest thereon (collectively, “Delinquent Taxes”), due or assessed in connection with the Property. Borrower shall provide Lender with receipts, certificates of payment or other records evidencing full and timely payment of the Delinquent Taxes in strict compliance with this paragraph.

c.	Monthly Payments. Borrower shall make monthly payments to Lender of all accrued, unpaid interest starting on July 15, 2023 and continuing on the same day of each month thereafter until the New Maturity Date (as defined below) with interest calculated on the unpaid principal balance as set forth in the Note.

d.	New Maturity Date. All of the remaining principal, accrued interest, late fees, costs and other sums due to Lender in connection with the Loan shall be immediately due and payable on September 30, 2023 (the “New Maturity Date”) without any discounts, setoffs or other adjustments.

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e.	Other Terms.

i.	This Agreement must be fully executed by Borrower and Guarantor and returned to Lender by no later than 3:00 p.m. Central Standard Time on Thursday, May 25, 2023. Lender’s timely receipt of a fully executed copy of this Agreement is a condition precedent to Lender entering into or performing under this Agreement.

ii.	Payments due to Lender hereunder shall be deemed “received” by Lender on the first business day on which the funds are immediately available and accessible to Lender.

4.	Covenants in Favor of Lender. Borrower and Guarantor covenant to Lender as follows:

a.	All Collateral is insured and will remain insured during the Forbearance Period, as required by the Loan Documents, with Lender being named as mortgagee/lender loss payee on any such policies.

b.	Borrower shall ensure that Lender is reasonably informed at all times of all matters relating to Lender’s Collateral that could materially impact their value.

c.	To the extent Borrower lists the Property for sale to repay the Loan, Borrower shall furnish to Lender on its request documents or records associated with the sale of such Property, which may include listing agreements, purchase agreements (whether in draft or final form) and/or settlement statements issued by a title company in conjunction with any prospective sale.

d.	Borrower and Guarantor shall not transfer assets outside the ordinary course of business without the express written approval of Lender.

e.	Borrower and Guarantor shall not enter into any agreements with any other creditors that might impair their ability to perform under this Agreement, except for any financing agreements necessary to pay Lender in full as contemplated by this Agreement.

f.	Borrower and Guarantor covenant and agree that while this Agreement is in effect, Borrower and Guarantor shall not pay any interim distribution or bonus or may any transfer in cash or other assets to a member or members of Borrower, except for any normal salary payable to an employee-member, without written consent of Lender.

g.	All financial statements or information provided to Lender to date have been true and correct in every material respect with no material omissions therefrom.

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5.	Special Remedies in Favor of Lender. Borrower and Guarantor hereby agree as follows:

a.	Borrower and Guarantor agree not to oppose, contest, defend or otherwise object to the exercise of any default rights or remedies by Lender; and

b.	In the event of any bankruptcy filing by Borrower or Guarantor, Borrower and Guarantor agree not to oppose, answer, contest or otherwise object to a motion for relief from stay filed by Lender pursuant to 11 USC § 362 and further agree that Lender shall be entitled to an order by default lifting the automatic stay and allowing Lender to exercise its default rights and remedies against any of the collateral pledged to Lender pursuant to the Loan Documents.

6.	Representations and Warranties of Borrower. To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

a.	Organization. Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Texas.

b.	Authority. Borrower has full company power and authority to execute, deliver, and perform under this Agreement and has taken all company action required by law and its articles of organization to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of Borrower enforceable against Borrower in accordance with its terms.

c.	Consent and Approvals. No consent or approval of any party is required in connection with the execution and delivery of this Agreement by Borrower, and the execution and delivery of this Agreement does not (i) contravene or result in a breach or default under its articles of organization or any other governing document, agreement, or instrument to which Borrower is a party or by which any of their respective properties are bound, or (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award applicable to Borrower.

d.	Other. All representations and warranties contained in this Agreement, including, but not limited to, the Recitals, and in any of the other Loan Documents, are true and correct as of the date of this Agreement, and all such representations and warranties will survive the execution of this Agreement. The Loan Documents represent unconditional, absolute, valid, and enforceable obligations against Borrower. To the best of its knowledge, Borrower has no claims or defenses against Lender or any other person or entity which would or might affect (i) the enforceability of any provisions of any Loan Documents; or (ii) the collectability of sums advanced by Lender to Borrower under the Loan. Borrower understands and acknowledges that Lender is entering into this Agreement in reliance upon, and in partial consideration for, this acknowledgment and representation, and agrees that such reliance is reasonable and appropriate.

7.	Representations and Warranties of Guarantor. To induce Lender to enter into this Agreement, Guarantor represents and warrants to Lender as follows:

a.	Capacity. Such Guarantor has full and complete capacity to read and understand the terms and conditions of this Agreement and is not suffering from any disability or other condition that would impair such capacity.

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b.	Due Authority. Such Guarantor has full power and authority to execute, deliver and perform under this Agreement without any further consent or authorization from any other person.

8.	Default. The term “Event of Default” shall be provided the same meanings as set forth in the Loan Documents and shall additionally include (i) default, breach of failure by Borrower or Guarantor of any term, condition, representation, warranty, or covenant set forth in this Agreement; (ii) failure to make any payment on the Loan to Lender when due; and (iii) failure to pay the Loan in full by the New Maturity Date. Upon default of this Agreement, or the occurrence of discovery of a default under the terms of the Loan Documents (other than the Identified Default), Lender, in its sole discretion, may immediately proceed with the exercise of its rights and remedies under the Loan Documents or available at law.

9.	Remedies upon Default. Upon the occurrence of an Event of Default, Lender may immediately exercise any one or more of its rights and remedies set forth in the Loan Documents or this Agreement, without notice to Borrower or Guarantor of any kind, which may include, without limitation: (i) declare this Agreement in default, at which time Lender shall be relieved of any further performance required hereunder; (ii) declare all amounts due under the Loan and Loan Documents immediately due and payable in full without notice or opportunity to cure, at which time the Loan shall accrue default interest and other fees on the terms set forth in the Loan Documents; (iii) initiate legal or enforcement proceedings to foreclose on any pledged collateral; and (iv) exercise and enforce any other right or remedy available to Lender under the Loan Documents or available at law.

10.	Release of Claims.

a.	Borrower and Guarantor hereby fully, finally, absolutely and forever release and discharge Lender and its present and former directors, shareholders, members, owners, officers, employees, agents, representatives, attorneys, consultants, fiduciaries, predecessors, successors, assigns, and affiliated related corporate divisions, and their separate and respective heirs, personal representatives, attorneys, successors, assigns, and affiliates (collectively, with Lender, the “Released Parties”) from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, suits, judgments, executions, and expenses and any and all other claims, counterclaims, defenses, rights of set off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of any and every character, now known or unknown, direct and/or indirect, contingent or matured, in contract or in tort, of whatever kind or nature, for or because of any matter or thing done, omitted or suffered to be done by any of the Released Parties at-law or in equity and whether or not the economic effect of such matter or alleged matter arises or is discovered in the future including, without limitation, any claims arising out of or relating to: (i) the Loan, (ii) the Loan Documents, (iii) the Guaranty, (iv) this Agreement or any document delivered pursuant to this Agreement, (v) the negotiation or entry into the Loan Documents, the Guaranty, this Agreement, or any document delivered pursuant to this Agreement, or (vi) the administration of the Loan and the actions, omissions, course of conduct, course of dealing or statements of any Released Party in respect of the Loan, the Loan Documents, the Guaranty, this Agreement and any document delivered pursuant to this Agreement, arising from events occurring prior to and including the date of this Agreement. Borrower and Guarantor understand, acknowledge and agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit, or other proceedings which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower and Guarantor agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the absolute and unconditional nature of the releases set forth above.

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b.	Except for the agreements of Lender set forth in this Agreement, the above release in Section 10.A. is intended to be, and is, a full, complete, and general release of the Released Parties with respect to all Claims and other matters described in Section 10.A. above including, without limitation, any Claims based upon allegations of, for or in connection with, but not limited to, breach of fiduciary duty, breach of any alleged duty of fair dealing or good faith, breach of confidence, undue influence, duress, economic coercion, usury, conflict of interest, intentional tort, negligence, gross negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with partnership governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, fraud, misrepresentation, conspiracy, breach of contract or any other theory, cause of action, occurrence, matter or thing which might give rise to liability upon the Released Parties.

c.	Borrower and Guarantor understand and agree that the foregoing general release is in full satisfaction for the agreements of Lender contained herein and that Borrower and Guarantor will not receive any further consideration for such release, and each agrees not to assert or prosecute any further Claims against any party included within the Released Parties, whether specifically named or identified, with respect to any matter covered by Sections 10.A. and 10.B. above.

d.	Borrower and Guarantor on behalf of themselves and their successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenant and agree with and in favor of Lender that they will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower pursuant to Sections 11.A. or 11.B. above. If Borrower or Guarantor or any of their respective successors, assigns or other legal representations violates the foregoing covenant, such party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

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e.	Without limiting the generality of the foregoing releases in favor of Released Parties, Borrower and Guarantor acknowledge, confirm and agree that the Indebtedness, including all late fees and the Deferred Late Fee assessed on the Loan, as itemized herein, pursuant to the Note and other Loan Documents, are the true and correct balances due to Lender as of the Effective Date, and Borrower and Guarantor confirm and represent that they have no defenses, claims, counterclaims, disputes or disagreements of any kind or nature whatsoever with respect to the amount of such Indebtedness and hereby waive, release and relinquish any and all such defenses, claims, counterclaims, disputes or and causes of action, whether known or unknown, if any, related thereto.

11.	Conditions Precedent to Effectiveness. Lender’s obligation to perform under this Agreement shall be subject to the following terms and conditions:

a.	The execution of this Agreement by Borrower and Guarantor and delivery thereof to Lender by no later than 3:00 p.m. Central Standard Time on Thursday, May 25, 2023;

b.	There shall be no discovery of information by Lender which, in its sole discretion, it determines negatively impacts this Agreement; and

c.	Except for the Identified Default, there shall not be any other Event of Default under the Loan Documents.

12.	Miscellaneous.

a.	Adequate Consideration. Borrower and Guarantor represent and warrant that Lender has given good, valuable and adequate consideration for all of the terms and conditions of this Agreement.

b.	Liens. All liens, security interests, rights and remedies granted to Lender for its benefit under the Loan Documents are hereby acknowledged and confirmed, and this Agreement shall in no way impair Lender’s rights, or reduce Borrower or Guarantor’s obligations, with respect thereto or affect the respective priority thereof.

c.	Survival. In the event of an Event of Default, termination of this Agreement or satisfaction of the Loan in full, all releases and waivers previously granted in favor of Lender and contained in this Agreement shall survive and remain fully enforceable and in effect.

d.	Effect of Agreement. The terms and conditions of the Loan Documents and all other agreements, documents, and writings between or among the parties, are expressly reaffirmed by Borrower and Guarantor in their entirety, incorporated herein by reference, and remain in full force and effect unless specifically modified by this Agreement. To the extent the terms of the Loan Documents are inconsistent with the terms of this Agreement, this Agreement shall govern and control.

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e.	Payment of Legal Fees and Expenses. Borrower and Guarantor will pay all reasonable legal fees and other expenses incurred by Lender in connection with the preparation, negotiation, and enforcement of this Agreement and shall reimburse Lender for all of its attorney fees, costs and expenses it may incur in connection with the Indebtedness, the Loan, the Loan Documents, the Collateral or this Agreement.

f.	No Construction Against Drafter. Each party acknowledges, represents, and warrants that it, together with its counsel, if applicable, has had the opportunity to review and participate in the drafting and negotiation of this Agreement. As such, this Agreement will be deemed to be the product of all parties, and any rules of construction relating to interpretation against the drafter of an agreement will not apply to this Agreement and are expressly waived to the maximum extent permitted by applicable law.

g.	Advice of Counsel. Each party acknowledges, represents, and warrants that (i) it has carefully read this Agreement and in signing this Agreement, it does so with full knowledge of all rights and obligations it has hereunder; (ii) it has received independent legal advice from its respective legal counsel as to the matters set forth herein, or has knowingly chosen not to consult legal counsel as to the matters set forth in this Agreement; and (iii) it has freely signed this Agreement without any reliance upon any agreement, promise, statement, or representation by or on behalf of any other party, or its respective agents, employees, or attorneys and without duress or coercion, whether economic or otherwise.

h.	No Novation, Release or Waiver. Neither this Agreement nor any other agreement entered in connection herewith or pursuant to the terms hereof, nor any actions taken pursuant to this Agreement or such other agreements, will be deemed or construed to be a compromise, satisfaction, accord and satisfaction, novation or release of any of the Loan Documents or any rights or obligations thereunder or a waiver by Lender of any of its rights under the Loan Documents, at law or in equity.

i.	Waiver of Jury Trial. BORROWER AND GUARANTOR, TO THE MAXIMUM EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY AND VOLUNTARILY: (i) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN, THE LOAN DOCUMENTS OR THIS AGREEMENT AND ALL DOCUMENTS AND AGREEMENTS EXECUTED IN CONJUNCTION WITH THIS AGREEMENT; (ii) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED OR HAS NOT BEEN WAIVED; AND (iii) REPRESENT AND WARRANT THAT NEITHER LENDER, NOR ANY OF ITS EMPLOYEES, OFFICERS OR REPRESENTATIVES, HAS EXPRESSLY OR IMPLIEDLY REPRESENTED THAT LENDER NOT SEEK TO ENFORCE THIS WAIVER OF A RIGHT TO A JURY TRIAL IN THE EVENT OF ANY ACTION OR PROCEEDING ARISING OUT OF THE LOAN, THE LOAN DOCUMENTS, THIS AGREEMENT OR ALL DOCUMENTS AND AGREEMENTS EXECUTED IN CONJUNCTION WITH THIS AGREEMENT.

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j.	Notice. All notices or demands hereunder to the parties will be sufficient if made in writing, addressed as follows, and (i) transmitted by e-mail; (ii) sent via overnight mail, postage prepaid; or (iii) sent certified mail, return receipt requested, postage prepaid:

If to Lender:	Stearns Bank, N.A.
Attn: Joshua Borgerding
4191 2nd Street South
St. Cloud, MN 56301
JoshB@stearnsbank.com

If to Borrower:	Leander Associates LTD
Attn: BJ Parrish
8800 Village Dr. Ste. 106
San Antoni, TX 78217
bj@myclearyday.com

If to Guarantor:	James T. Walesa
2015 W. Magnolia Ave.
San Antonio, TX 78201
jim@myclearyday.com

k.	Amendments. This Agreement may not be amended or modified except in a writing signed by the parties.

l.	Successors and Assigns. This Agreement is binding upon and inures to the benefit of Lender, Borrower, Guarantor, and their respective successors, heirs (where appropriate), and assigns. This Agreement is not for the benefit of, nor may any provision hereof be enforced by, any other person.

m.	Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

n.	Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original and all of which counterparts, taken together, will constitute but one and the same agreement.

o.	Electronic Signatures. This Agreement may be signed by electronic means, and each electronic signature appearing on or logically associated with this Agreement is the same as an original handwritten signature for purposes of the validity, enforceability, and admissibility of this Agreement in any proceeding.

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p.	Severability. If any part, term, or provision of this Agreement is held by a court of competent jurisdiction to be illegal, unenforceable, or in conflict with any applicable law, the validity and enforceability of the remaining portions or provisions of this Agreement will not be affected thereby.

q.	Further Assurance. Borrower and Guarantor agree to execute such further documents and instruments as Lender may request to implement the provisions of this Agreement and to perfect and protect all related liens and security.

r.	Time is of the Essence. Time is of the essence with respect to each obligation set forth in this Agreement.

s.	Entire Agreement. This Agreement, and any agreements, documents, and instruments executed and delivered pursuant hereto or in connection herewith, or incorporated herein by reference, contains the entire agreement of the parties hereto, and no party will be bound by anything not expressed in writing.

[Remainder of page left intentionally blank; signature pages to follow]

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Executed as of the Effective Date.

LENDER:

STEARNS BANK NATIONAL ASSOCIATION:

By:	Joshua Borgerding
Its:	Commercial Lending Manager

BORROWER:

Leander Associates ltd

By:	James T. Walesa
Its:	Authorized Officer

By:	BJ Parrish
Its:	Authorized Officer

GUARANTOR:

JAMES T. WALESA

By:	James T. Walesa, individually.

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